SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

May 27, 2009
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Date of Report (date of earliest event reported)

Amber Resources Company of Colorado
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Exact name of Registrant as Specified in its Charter

Delaware	0-8874	84-0750506
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

370 17th Street, Suite 4300, Denver, Colorado 80202
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Address of Principal Executive Offices, Including Zip Code

(303) 293-9133
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On May 27, 2009, Roger Parker, Chief Executive Officer of Amber Resources Company of Colorado (the "Company"), submitted his resignation as the Company’s President, Chief Executive Officer, Chairman of the Board and as a Director of the Company. John R. Wallace, President of Delta Petroleum Corporation ("Delta"), of which the Company is a 92% owned subsidiary, will serve as President and a Director of the Company to fill the vacancies created by Mr. Parker's resignation.

     John R. Wallace, President and Chief Operating Officer of Delta, joined Delta in October 2003 as Executive Vice President of Operations and was appointed President in February 2006 and a Director in June 2007. Since April 1, 2005, he has also served as Executive Vice President and Director of DHS Drilling Company. Mr. Wallace was Vice President of Exploration and Acquisitions for United States Exploration, Inc. (“UXP”), a Denver-based publicly-held oil and gas exploration company, from May 1998 to October 2003. Prior to UXP, Mr. Wallace served as president of various privately held oil and gas companies engaged in producing property acquisitions and exploration ventures. He received a Bachelor of Science degree in Geology from Montana State University in 1981. He is a member of the American Association of Petroleum Geologists and the Independent Petroleum Association of the Mountain States. Mr. Wallace is the son of James B. Wallace, a Director of the Company. Mr. Wallace will not receive any direct compensation from the Company for his services. Mr. Wallace is compensated by Delta with which the Company has a management agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBER RESOURCES COMPANY OF COLORADO

Dated: June 5, 2009	By: /s/ John R. Wallace John R. Wallace, President